UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2003

STORAGE ALLIANCE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

98-0222922
(IRS Employer Identification No.)

725, 435 Fourth Avenue SW, Calgary, Canada
(Address of principal executive offices and Zip Code)

(403) 264-2500
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

Asset Purchase Agreement with EAESW Inc., Doing Business As Strata Web Systems

On August 29, 2003, pursuant to an asset purchase agreement dated August 14, 2003, we completed the acquisition of certain assets of EAESW Inc., a Colorado corporation doing business in Calgary, Alberta as Strata Web Systems. The parent of EAESW, Inc., Petroleum Place, Inc., was a party to the asset purchase agreement as it agreed to guarantee the accuracy of the representations and warranties made by EAESW, Inc. for a period of one year. In exchange for the payment of $62,500 (CAD$87,500) in cash, which we funded from our general working capital, we acquired:

(a) certain equipment used by Strata Web in its Internet and intranet mapping and information software business;

(b) the benefit of pre-existing contracts of Strata Web in connection with its Internet and intranet mapping and information software business;

(c) all of Strata Web's records and documents relating to its Internet and intranet mapping and information software business, including customer lists, brochures, samples, price lists, advertising material, production records, employee manuals, accounting and other books and records, and correspondence;

(d) certain intellectual property (described in more detail) used by Strata Web in its Internet and intranet mapping and information software business;

(e) all of Strata Web's licences in connection with its Internet and intranet mapping and information software business; and

(f) goodwill, including the right to use the names DataMap™, DataMap Enterprises™, DataMap Lite™, Workspace Manager™ and Query Manager™, or any variation thereof.

Strata Web has leased approximately 2,795 square feet of office space at Suite 855, 700 Fourth Avenue SW, Calgary, Alberta, for a five-year term commencing on January 31, 2003 and ending on December 31, 2007. Under our asset purchase agreement with Strata Web, we have agreed to take an assignment of the lease, but only if the landlord consents to the assignment no later than September 29, 2003. Strata Web has agreed to use commercially reasonable efforts to obtain the landlord's consent to the lease assignment by such date. If the landlord consents to the assignment, we will assume the lease effective no later than October 1, 2003, and pay to Strata Web the pro rated portion of the rent under the lease from the closing date (August 29, 2003) to the effective date of the lease assignment.

The equipment that we have purchased from Strata Web consists of all office furnishings and equipment (consisting primarily of computer and other office equipment) located at Strata Web's leased office premises.

Strata Web's liabilities, receivables and cash on hand were not included among the assets that we acquired under our asset purchase agreement with Strata Web.

Integration of the Assets into Our ProspectOasis™ Services

We intend to integrate the mapping and information software that we have acquired from Strata Web as a new component of and an enhancement to our ProspectOasis™ website and services, our new online listing directory of oil and gas prospects and production properties. Upon completion of the asset purchase, we engaged four former employees of Strata Web who will help to facilitate the process of integrating the Strata Web software into our ProspectOasis™ services. These employees will also be primarily responsible for discharging our obligations under various agreements that we have assumed from Strata Web.

We launched the website, www.prospectoasis.com, in early August, 2003. It allows petroleum companies to list for sale oil and gas prospects and production properties. ProspectOasis™ offers three levels of interactive service and functionality as follows:

- level one provides a listing service for oil and gas prospects and production properties. These properties are identified via a high level overview with one or more graphics depicting information such as location and cultural data;

- level two provides more detailed geological and geophysical static data allowing a potential purchaser to further identify the physical properties and economies of the property; and

- level three provides an interactive environment which allows potential purchasers to audit the property through the use of mapping and analytical software tools such as seismic data interpretation software, well log analysis software, reserves estimates software and economic analysis software.

The level three service offered by our ProspectOasis™ is unique because it provides the user with remote access over the Internet to this property data together with these analytical software tools.

Immediately prior to the closing under the asset purchase agreement, Strata Web was a provider of Internet and intranet mapping and information management solutions for the energy and related industries. We anticipate that the assets that we have acquired from Strata Web will complement and further enhance our existing ProspectOasis™ website and services. In this context, it is helpful to refer to some of the key intellectual property that we have acquired from Strata Web, as follows:

Intellectual Property Asset	Description
DataMap™ software	Software code, database model and computer processes developed to deliver online maps and geographic information systems (GIS) functionality.
DataMap Enterprise™ custom software	Software and processes employed to deliver custom components to DataMap Enterprise™ client. This code base and technical know-how can be employed to deliver similar functionality to other clients.
DataMap Lite™	Relevant data to service companies is provided with the same functionality as DataMap™, but does not include seismic, pipelines, or facilities information.
Workspace Manager™	The Workspace Manager™ enables the creation of custom views of the geographic information systems (GIS) interface based on chosen criteria in geographic areas of interest.
Query Manager™

Query Manager™ is an intuitive search tool that enables users to quickly search for specific data using multiple criteria such as province, operator, contractor, well status, or working interest. Query results can be saved and viewed in a report, exported or posted directly on the map, for easy viewing.

For the foreseeable future, we plan to continue to maintain, support and further develop the above software products as stand alone offerings as well as incorporating the software into our ProspectOasis™ offerings.

DataMap™

DataMap™ is a browser-based geographic information system (GIS) viewer that enables users to access, via the Internet, customised maps that allow them to monitor oil and gas activity in western Canada, the east coast of Canada and the Northwest Territories. It consists of three major components: the MapGuide™ mapping engine, Oracle database, and the user interface. Data sets include: grids, well spots, pipelines, gas plants, crown and freehold lands, brokered seismic data, drilling rigs, well licenses and air photo imagery. Several different datasets can be linked into a common geographic information system (GIS) interface, where objects can be selected and metadata (contained within reports) can be viewed and purchased online.

Strata Web has offered DataMap™ to users by subscription. Users are assigned a user identification and password to enable them to access the service via their Internet Explorer web browser. Once logged on, a user can access public and proprietary data marketed by third party vendors through the DataMap™ interface. Metadata can be viewed by selecting objects from the map or by directly querying the database via the DataMap™ interface using Query Manager™; display layers are generated for the maps based on such queries. The user, in effect, utilizes the DataMap™ interface to draw on such public and proprietary data sets to dynamically generate a map containing specific user-defined information.

DataMap Enterprise™

DataMap Enterprise™ enables the user to access the web-enabled DataMap™ geographic information system (GIS) interface and map from the user's secure intranet. Map layers used to create a map for viewing by the user are housed in two locations: (1) Strata Web's MapGuide™ server (which is included among the assets that we have purchased), and (2) the user's own MapGuide™ server which is located at the user's premises. Thus, the user's own proprietary data sets can be merged with public and proprietary data marketed by third party vendors via a single interface to dynamically generate a map containing specific user-defined information within the relative security of the user's intranet.

There is currently only one user of DataMap Enterprise™

Material Contracts Assigned

Pursuant to the asset purchase agreement, we have entered into an assignment and assumption agreement with Strata Web, whereby Strata Web has assigned to us its interests in, and we have agreed to assume all of Strata Web's obligations under, the following agreements:

(a) Business Relationship Agreement, dated September 19, 1996, between Strata Web and International Petrodata Limited, as amended;

(b) Internet Distribution Agreement, dated July 17, 1997, between Strata Web and QC Data Petroleum Services Ltd.;

(c) Licence Agreement, dated March 1, 1998, between Strata Web and Talisman Energy Inc., as amended;

(d) IT Services Agreement between Strata Web and Talisman Energy Inc.;

(e) Memorandum of Understanding, dated January 11, 1999, between Strata Web and Sigma Explorations Inc., as amended;

(f) Agreement, dated October 1, 1999, between Strata Web and TransCanada Pipelines Limited;

(g) Service Agreement, dated June 6, 2000, between Strata Web and Telus Services Inc.;

(h) Web Site Hosting Agreement, dated July 13, 2000, between Strata Web and Alberta Energy and Utilities Board, as amended;

(i) Software Hosting and Licensing Agreement, dated April 27, 2001, between Petroleum Place, Inc. and Autodesk, Inc.;

(j) Data Licensing Agreement, dated September 30, 2002, between Strata Web and International Datashare Corporation;

(k) Webpix Portal Distributor Agreement, dated December 18, 2002, between Strata Web and Pixxures Canada, Inc.;

(l) Data Distribution Agreement, dated April 4, 2003, between Strata Web and Nickle's Energy Group; and

(m) Data Licensing Agreement C0219, dated May 1, 2003, between Strata Web and International Datashare Corporation.

These agreements generally fall into three major categories: (a) data licensing and distribution agreements that facilitate access by users of DataMap™ or DataMap Enterprise™ to various proprietary data sets maintained by third-party vendors; (b) agreements with users of DataMap™ or DataMap Enterprise™ on a monthly fee basis, subject to termination upon 30 days' notice; and (c) website hosting agreements for users who wish to access and/or distribute their data via web-based maps that will be hosted by us (as Strata Web's assignee) in consideration of a monthly fee, subject to termination upon 30 days' notice. For the foreseeable future, we plan to keep these agreements in good standing.

Item 7. Financial Statements and Exhibits.

Financial States of Businesses Acquired

It is not practicable to provide financial statements of the acquired business prepared in accordance with the regulations on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than November 15, 2003 (60 days after this Current Report on Form 8-K must be filed).

Pro Forma Financial Information

It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than November 15, 2003 (60 days after this Current Report on Form 8-K must be filed).

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

(10) Material Contracts

10.1 Asset Purchase Agreement, dated August 14, 2003, among EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.2 Assignment and Assumption Agreement, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.3 Assignment of Unregistered Trademarks, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.4 General Conveyance of Business Assets, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.5 Non-Competition Agreement, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.6 Business Relationship Agreement, dated September 19, 1996, between Strata Web Systems Ltd. and International Petrodata Limited, as amended;

10.7 Internet Distribution Agreement, dated July 17, 1997, between Strata Web Systems Ltd. and QC Data Petroleum Services Ltd.;

10.8 Licence Agreement, dated March 1, 1998, between Strata Web Systems Ltd. and Talisman Energy Inc., as amended;

10.9 IT Services Agreement, undated, between Strata Web and Talisman Energy Inc.;

10.10 Memorandum of Understanding, dated January 11, 1999, between Strata Web and Sigma Explorations Inc., as amended;

10.11 Agreement, dated October 1, 1999, between Strata Web Systems Ltd. and TransCanada Pipelines Limited;

10.12 Service Agreement, dated June 6, 2000, between Strata Web Systems Ltd. and Telus Services Inc.;

10.13 Web Site Hosting Agreement, dated July 13, 2000, between Strata Web Systems Ltd. and Alberta Energy and Utilities Board, as amended;

10.14 Software Hosting and Licensing Agreement, dated April 27, 2001, between Petroleum Place, Inc. and Autodesk, Inc.;

10.15 Data Licensing Agreement, dated September 30, 2002, between Strata Web Systems Ltd. and International Datashare Corporation;

10.16 Webpix Portal Distributor Agreement, dated December 18, 2002, between Strata Web Systems Ltd. and Pixxures Canada, Inc.;

10.17 Data Distribution Agreement, dated April 4, 2003, between Strata Web Systems Ltd. and Nickle's Energy Group; and

10.18 Data Licensing Agreement C0219, dated May 1, 2003, between Strata Web Systems Ltd. and International Datashare Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORAGE ALLIANCE INC.

/s/ Jeff Ascah
By: Jeff Ascah
President, Director Chief Executive Officer and Chief Financial Officer

Date: September 15, 2003